[PLATO LEARNING LOGO]
                                                           FOR IMMEDIATE RELEASE

                                  CONTACT:  David Smith -- President And CEO
                                            Larry Betterley -- Sr. VP And CFO
                                            Steve Schuster -- VP and Treasurer
                                            952.832.1000


                          PLATO LEARNING, INC. REPORTS
                     FIRST QUARTER FISCAL YEAR 2005 RESULTS

MINNEAPOLIS, MN -- FEBRUARY 24, 2005 -- PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K--adult computer-based and e-learning solutions, today announced revenues for its first quarter ended January 31, 2005, totaling $25.5 million. This represents a $1.0 million or a 4% decrease versus the $26.4 million reported for the comparable period of fiscal 2004. On a pro-forma basis, including revenues from Lightspan before the acquisition date, revenues declined 7% in the first quarter from the comparable period in 2004.

Net loss for the first quarter of 2005 was $10.5 million, or $0.46 per diluted share, as compared to a net loss of $7.5 million, or $0.35 per share, for the same period of 2004. The net loss, excluding the impact of restructuring and other charges, was $8.2 million, or $0.36 per share, for the first quarter of 2005.

Gross margin was 46.7% for the quarter, versus 58.5% in first quarter 2004. The lower gross margin was driven by the decline in high gross margin license fee revenue, a greater mix of lower gross margin service revenues, and additional investments and realignment of resources in the service organization to support service revenue growth initiatives. The gross margin was further impacted by low educational consulting service revenues in the quarter, for which most costs are fixed.

Operating expenses declined 10% from first quarter 2004 on a pro-forma basis, including expenses from Lightspan before the acquisition date, and declined 19% excluding the impact of restructuring and other charges. The reduction resulted from operating synergies of the merged businesses, realignment of service resources to focus on revenue growth initiatives, and additional cost reduction actions taken during the first quarter 2005. Restructuring and other charges include severance costs incurred from restructuring activities and amounts paid to or claimed by terminated executives under employment agreements.

David Smith, President and CEO, said, "Revenue was adversely impacted by several disruptions in the quarter, including realignment of the sales and service organizations to better serve market segments, implementation of new procedures to improve selling processes, and management changes. The impact of these activities was partially offset by increased revenue from new Supplemental Educational Service offerings. The timing of Lightspan's year-end was also a factor when comparing quarters. Lightspan's fourth quarter aligned with our first quarter in 2004 at the time of the acquisition. After the merger, their sales force continued to be compensated under Lightspan's annual plan until the end of that quarter. As a result, our first quarter 2004 benefited from increased sales activity, as the Lightspan sales force drove to reach their annual performance objectives."

"Operating expenses, excluding restructuring and other charges, declined substantially on a pro-forma basis from 2004 due to the cost synergies realized after the Lightspan merger and to our efforts to continue driving cost efficiencies throughout the business. We accomplished this while initiating actions to refine the Company's processes and align its resources for enhanced profitability and accelerated growth in the future," added Smith.

The Company highlighted additional key financial information for the first quarter 2005:
- Loss Before Interest Taxes Depreciation and Amortization (EBITDA) and restructuring and other charges was $3.1 million for the quarter, compared to $2.9 million in 2004.
- Cash and marketable securities were $41.9 million at January 31, 2005, compared to $45.5 million at October 31, 2004, and $27.9 million at January 31, 2004.
- Deferred revenue was $46.7 million at January 31, 2005, versus $51.6 million at October 31, 2004, and $45.5 million at January 31, 2004.

USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures used in this press release exclude the impact of 2005 restructuring and other charges on PLATO Learning's operating results, as well as present EBITDA and certain combined operations as if Lightspan had been acquired as of November 1, 2003. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. PLATO Learning's management views these non-GAAP financial measures to be helpful in assessing the Company's ongoing operating results and progress in integrating the operations of Lightspan. In addition, these non-GAAP financial measures facilitate management's internal comparisons to PLATO Learning's historical operating results and comparisons to competitors' operating results. PLATO Learning includes these non-GAAP financial measures in its earnings announcement, because the Company believes they are useful to investors in allowing for greater transparency related to supplemental information used by management in its financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

QUARTERLY CONFERENCE CALL
A conference call to discuss this announcement is scheduled for today at 3:45 p.m. (CT). The dial-in number for this call is 1-877-209-0397 in the U.S. and Canada, and 612-332-0923 internationally. Please call 10 minutes prior to the start of the call and inform the operator you are participating in PLATO Learning's call. Should you be unable to attend the live conference call, a recording will be available to you from 7:15 p.m. (CT) on February 24, 2005, through midnight on March 2, 2005. To access the recording, call 1-800-475-6701 in the U.S. and Canada and 1-320-365-3844 internationally. At the prompt, enter pass code number 765768.

Additionally, investors have the opportunity to listen to the conference call over the Internet through PLATO Learning's website at http://www.plato.com/aboutus/investor_calls.asp.

ABOUT PLATO LEARNING
PLATO Learning, Inc. is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, math, science, social studies, and life and job skills. The Company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.

PLATO Learning, Inc. is a publicly held company traded as TUTR on the NASDAQ, with trailing 12-month revenues of approximately $141 million. PLATO Learning educational software delivered via networks, CD-ROM, the Internet, and private intranets, is primarily marketed to K--12 schools and colleges. The Company also sells to job training programs, correctional institutions, military education programs, corporations, and individuals.

PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, 952. 832.1000 or 800.869.2000. The Company has offices throughout the United States, Canada, and the United Kingdom, as well as international distributors in Puerto Rico, Singapore, South Africa, and the United Arab Emirates. For more information, please visit http://www.plato.com.

This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company's Annual Report on Form 10-K for the year ended October 31, 2004. Actual results may differ materially from anticipated results.

(R) PLATO is a registered trademark of PLATO Learning, Inc. PLATO Learning is a trademark of PLATO Learning, Inc.

                        PLATO LEARNING, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                 (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                                            THREE MONTHS ENDED
                                                                 JANUARY 31,
                                                      -------------------------------
                                                           2005             2004
                                                      --------------   --------------

 Revenues:
     License fees                                         $  11,095         $ 13,059
     Subscriptions                                            4,533            4,508
     Services                                                 8,196            6,337
     Other                                                    1,631            2,544
                                                      --------------   --------------
       Total revenues                                        25,455           26,448
                                                      --------------   --------------
 Cost of revenues:
     License fees                                             3,432            3,341
     Subscriptions                                            2,313            1,679
     Services                                                 6,126            3,764
     Other                                                    1,700            2,199
                                                      --------------   --------------
       Total cost of revenues                                13,571           10,983
                                                      --------------   --------------
         Gross profit                                        11,884           15,465
                                                      --------------   --------------
 Operating expenses:
     Sales and marketing                                     13,326           15,185
     General and administrative                               4,210            4,492
     Product development                                      1,471            2,203
     Amortization of intangibles                              1,092              983
     Restructuring and other charges                          2,289                -
                                                      --------------   --------------
       Total operating expenses                              22,388           22,863
                                                      --------------   --------------
         Operating loss                                     (10,504)          (7,398)
 Interest income                                                212              119
 Interest expense                                               (15)             (35)
 Other expense, net                                             (70)             (71)
                                                      --------------   --------------
     Loss before income taxes                               (10,377)          (7,385)
 Income tax expense                                             150              150
                                                      --------------   --------------
     Net loss                                             $ (10,527)        $ (7,535)
                                                      ==============   ==============

 Loss per share:
     Basic and diluted                                    $   (0.46)        $  (0.35)
                                                      ==============   ==============

 Weighted average common shares outstanding:
     Basic and diluted                                       23,110           21,500
                                                      ==============   ==============



                      PLATO LEARNING, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                                                                        JANUARY 31,        OCTOBER 31,
                                                                                           2005               2004
                                                                                     -----------------  -----------------
                                                                                        (UNAUDITED)        (SEE NOTE)

                                                         ASSETS

 Current assets:
      Cash and cash equivalents                                                              $ 38,859           $ 29,235
      Marketable securities                                                                     2,999             12,615
      Accounts receivable, net                                                                 28,672             41,852
      Prepaid expenses and other current assets                                                10,434              9,460
                                                                                     -----------------  -----------------
          Total current assets                                                                 80,964             93,162
 Long-term marketable securities                                                                    -              3,608
 Equipment and leasehold improvements, net of accumulated
      depreciation and amortization of $11,152 and $10,361, respectively                        7,839              7,946
 Product development costs, net of accumulated amortization of
      $20,731 and $18,835, respectively                                                        17,821             17,116
 Goodwill                                                                                      71,404             71,267
 Identified intangible assets, net                                                             37,232             39,432
 Other assets                                                                                     178                213
                                                                                     -----------------  -----------------
      Total assets                                                                          $ 215,438          $ 232,744
                                                                                     =================  =================

                                          LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
      Accounts payable                                                                        $ 2,999            $ 5,196
      Accrued employee salaries and benefits                                                    6,907              8,772
      Accrued liabilities                                                                       6,793              6,383
      Deferred revenue                                                                         40,732             43,042
                                                                                     -----------------  -----------------
          Total current liabilities                                                            57,431             63,393
      Long-term deferred revenue                                                                5,927              8,533
      Deferred income taxes                                                                     1,472              1,322
      Other liabilities                                                                            26                 46
                                                                                     -----------------  -----------------
          Total liabilities                                                                    64,856             73,294
                                                                                     -----------------  -----------------
 Stockholders' equity:
      Common stock, $.01 par value, 50,000 shares authorized; 23,340 shares issued and 23,320 outstanding at January 31, 2005; 23,095 shares issued and 23,075 shares outstanding
          at October 31, 2004                                                                     233                231
      Additional paid in capital                                                              164,354            162,956
      Treasury stock at cost, 20 shares                                                          (205)              (205)
      Accumulated deficit                                                                     (13,377)            (2,850)
      Accumulated other comprehensive loss                                                       (423)              (682)
                                                                                     -----------------  -----------------
          Total stockholders' equity                                                          150,582            159,450
                                                                                     -----------------  -----------------
             Total liabilities and stockholders' equity                                     $ 215,438          $ 232,744
                                                                                     =================  =================

    Note: The balance sheet at October 31, 2004 has been derived from our audited financial statements at that date.

                      PLATO LEARNING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                      THREE MONTHS ENDED
                                                                                         JANUARY 31,
                                                                               --------------------------------
                                                                                    2005              2004
                                                                               --------------    --------------

 OPERATING ACTIVITIES:
 Net loss                                                                          $ (10,527)         $ (7,535)
                                                                               --------------    --------------
 Adjustments to reconcile net loss to net cash used in operating activities:
      Deferred income taxes                                                              150               150
      Amortization of capitalized product development costs                            1,868             1,764
      Amortization of identified intangible assets                                     2,243             1,780
      Depreciation and amortization of equipment and
          leasehold improvements                                                         873               911
      Restructuring and other charges                                                  2,289                 -
      Provision for doubtful accounts                                                    305               346
      Loss on disposal of equipment                                                       14                 1
      Changes in assets and liabilities, net of effects of acquisitions:
          Accounts receivable                                                         12,875             5,741
          Prepaid expenses and other current and noncurrent assets                      (939)           (1,296)
          Accounts payable                                                            (2,197)           (1,314)
          Accrued liabilities, accrued employee salaries and
             benefits and other liabilities                                           (3,738)           (3,586)
          Deferred revenue                                                            (4,916)            1,786
                                                                               --------------    --------------
             Total adjustments                                                         8,827             6,283
                                                                               --------------    --------------
                 Net cash used in operating activities                                (1,700)           (1,252)
                                                                               --------------    --------------

 INVESTING ACTIVITIES:
 Acquisitions, net of cash acquired                                                        -             2,324
 Capitalization of product development costs                                          (2,876)           (1,664)
 Capital expenditures                                                                   (748)             (572)
 Purchases of marketable securities                                                   (2,985)                -
 Sales and maturities of marketable securities                                        16,251               116
                                                                               --------------    --------------
      Net cash provided by investing activities                                        9,642               204
                                                                               --------------    --------------

 FINANCING ACTIVITIES:
 Net proceeds from issuance of common stock                                            1,400             1,311
 Repayments of capital lease obligations                                                 (26)              (60)
                                                                               --------------    --------------
      Net cash provided by financing activities                                        1,374             1,251
                                                                               --------------    --------------
 Effect of foreign currency on cash                                                      308               159
                                                                               --------------    --------------
 NET INCREASE IN CASH AND CASH EQUIVALENTS                                             9,624               362
 Cash and cash equivalents at beginning of period                                     29,235            23,834
                                                                               --------------    --------------
 Cash and cash equivalents at end of period                                         $ 38,859          $ 24,196
                                                                               ==============    ==============

                              PLATO LEARNING, INC.
                       SUPPLEMENTAL FINANCIAL INFORMATION
                                   (UNAUDITED)

--------------------------------------------------------------------------------
 REVENUES                              QUARTER ENDED JANUARY 31,
                                ------------------------------------------------
 ($000's)                          2005                      2004                     % CHANGE
                                ------------ ----------------------------------- ------------------
                                     As           As      Lightspan     Pro         As       Pro
                                  Reported     Reported      (1)       Forma      Reported  Forma
                                ------------ ----------------------------------- ------------------
 License fees                      $ 11,095     $ 13,059      $   -    $ 13,059      -15%     -15%
 Subscriptions                        4,533        4,508        531       5,039        1%     -10%
 Services                             8,196        6,337        438       6,775       29%      21%
 Other                                1,631        2,544          -       2,544      -36%     -36%
                                ------------ -----------------------------------
                                   $ 25,455     $ 26,448      $ 969    $ 27,417       -4%      -7%
                                ============ ===================================

 (1) Lightspan revenues prior to acquisition.

-------------------------------------------------------------------------------------------------------------------------
 OPERATING EXPENSES                QUARTER ENDED                       QUARTER ENDED
 ($000'S)                        JANUARY 31, 2005                    JANUARY 31, 2004
                                --------------------  ------------------------------------------------
                                    As       % of         As     Lightspan    Pro       % of Revenue       % Change
                                                                                      ----------------   ------------------
                                 Reported   Revenue    Reported     (1)      Forma    Reported Pro Forma ReportedPro Forma
                                ---------- ---------  ------------------------------- ------------------ ------------------
 Sales and marketing              $13,326       52%     $15,185     $1,282   $16,467      57%     60%     -12%    -19%
 General and administrative         4,210       17%       4,492        310     4,802      17%     18%      -6%    -12%
 Product development                1,471        6%       2,203        327     2,530       8%      9%     -33%    -42%
 Amortization of intangibles        1,092        4%         983         22     1,005       4%      4%      11%      9%
 Restructuring and
      other charges                 2,289        9%           -          -         -
                                ----------            -------------------------------
                                  $22,388       88%     $22,863     $1,941   $24,804      86%     90%      -2%    -10%
                                ==========            ===============================

 Total operating expenses         $22,388               $22,863              $24,804
 Restructuring and
      other charges                (2,289)                    -                    -
                                ----------            ----------           ----------
 Operating expenses
      before restructuring
      and other charges           $20,099       79%     $22,863              $24,804      86%     90%     -12%    -19%
                                ==========            ==========           ==========

(1) Lightspan operating expenses prior to acquisition.
-------------------------------------------------------------------------------------------------------------------------



 NET LOSS                                                                       QUARTER ENDED
 ($000's)                                                                        January 31,
                                                                          -------------------------
                                                                             2005          2004
                                                                          ------------  -----------
 As Reported
 Net loss                                                                    $(10,527)     $(7,535)
 Add back restructuring and other charges                                       2,289            -
                                                                          ------------  -----------
 Net loss before restructuring and other charges                              $(8,238)     $(7,535)
                                                                          ============  ===========

 Weighted average common shares outstanding - basic and diluted                23,110       21,500
                                                                          ============  ===========

 Loss per share - basic and diluted                                           $ (0.36)     $ (0.35)
                                                                          ============  ===========

-------------------------------------------------------------------------------------------------------------------------

                              PLATO LEARNING, INC.
                       SUPPLEMENTAL FINANCIAL INFORMATION
                                   (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------

  ORDER SIZE                              QUARTER ENDED JANUARY 31,
                            ------------------------------------------------------------
 ($000's)                               2005                         2004 (1)                       % Change
                            -----------------------------  -----------------------------  -----------------------------
                                Number         Value           Number         Value           Number         Value
                            -----------------------------  -----------------------------  -----------------------------
  $100 to $249                         18        $ 2,529              30        $ 4,309            -40%           -41%
  $250 or greater                      11          4,924              14          9,118            -21%           -46%
                            -----------------------------  -----------------------------
                                       29        $ 7,453              44       $ 13,427            -34%           -44%
                            =============================  =============================

 (1) 2004 includes both PLATO Learning and Lightspan.


-------------------------------------------------------------------------------------------------------------------

 EBITDA (EXCLUDING RESTRUCTURING AND OTHER CHARGES)
 ($000'S)
                                                              TWELVE MONTHS ENDED
                                                               JANUARY 31, 2005
                                     ------------------------------------------------------------------------
                         As Reported    Q2-2004        Q3-2004       Q4-2004        Q1-2005        TOTAL
                                     ------------------------------------------------------------------------
 Net earnings (loss)                       $ (3,230)      $ 6,724        $ 2,213     $ (10,527)     $ (4,820)
 Income taxes                                   150           150          1,580           150         2,030
 Interest expense                                37            28             22            15           102
 Depreciation and amortization                4,623         4,388          4,481         4,984        18,476
 Restructuring and other charges                  -             -              -         2,289         2,289
                                     ------------------------------------------------------------------------
                                            $ 1,580      $ 11,290        $ 8,296      $ (3,089)     $ 18,077
                                     ========================================================================

                                                             TWELVE MONTHS ENDED
                                                               JANUARY 31, 2004
                                     ------------------------------------------------------------------------
                         As Reported    Q2-2003        Q3-2003       Q4-2003        Q1-2004        TOTAL
                                     ------------------------------------------------------------------------
 Net earnings (loss)                       $ (1,821)      $   285        $ 3,276      $ (7,535)     $ (5,795)
 Income taxes                                (1,435)        1,600          1,744           150         2,059
 Interest expense                                30            34             16            35           115
 Depreciation and amortization                2,231         2,782          2,854         4,455        12,322
 Restructuring and other charges                  -           422              -             -           422
                                     ------------------------------------------------------------------------
                                             $ (995)      $ 5,123        $ 7,890      $ (2,895)      $ 9,123
                                     ------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
